Exhibit 32.1
CERTIFICATION
Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Intel Corporation (Intel), that, to his knowledge, the Quarterly Report of Intel on Form 10-Q for the period ended July 2, 2022, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Intel. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement, which may be electronic, has been provided to Intel and will be retained by Intel and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	July 28, 2022	By:	/s/ PATRICK P. GELSINGER
Patrick P. Gelsinger
Chief Executive Officer, Director and Principal Executive Officer

Date:	July 28, 2022	By:	/s/ DAVID ZINSNER
David Zinsner
Executive Vice President and Chief Financial Officer (Principal Financial Officer)